UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2012

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Blvd, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on March 23, 2012, Overland Storage, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC (the “Underwriter”), pursuant to which the Company agreed to sell 3,200,000 shares (the “Underwritten Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), for $2.00 per share, less a 6.5% underwriting commission. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option to purchase up to an additional 480,000 shares (the “Additional Shares”, and together with the Underwritten Shares, the “Shares”) of Common Stock at the public offering price, less a 6.5% underwriting commission, within 30 days from the date of the Underwriting Agreement to cover over-allotments, if any. The offering was made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration Statement No. 333-179170), and the prospectus supplement dated March 23, 2012. On March 26, 2012, the Underwriter elected to partially exercise its over-allotment option to purchase 440,000 of the Additional Shares. The closing of the sale of an aggregate of 3,640,000 Shares occurred on March 28, 2012.

A copy of the opinion of O’Melveny & Myers LLP related to the legality of the Shares is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of O’Melveny & Myers LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: March 28, 2012	By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Vice President, Finance and CFO

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of O’Melveny & Myers LLP.